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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM 8-K

  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
                                        OF 1934

                                  SEPTEMBER 19, 1996
                 (DATE OF REPORT -- DATE OF EARLIEST EVENT REPORTED)


                            COMMISSION FILE NUMBER 0-25812


                                     PSINet Inc.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               NEW YORK                                 16-1353600
       (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
               INCORPORATION)                          IDENTIFICATION NO.)


 510 HUNTMAR PARK DRIVE, HERNDON, VA                        20170
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


                                     (703) 904-4100
                    (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


                                     NOT APPLICABLE
                (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)











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ITEM 5.  OTHER EVENTS.


    On September 19, 1996, PSINet Inc., a New York corporation ("PSINet" or the "Company"), entered into an agreement with Chatterjee Management Company (doing business as The Chatterjee Group), a Delaware corporation ("Chatterjee"), pursuant to which the Company and an investment group led by Chatterjee (the "Chatterjee Investor Group") would establish a joint venture to be known as PSINet Europe (the "Joint Venture") for the purpose of building an Internet network across Europe and providing Internet-related services in Europe.

    Under the agreement, expected contributions of up to US$5.98 million cash and up to 100% of the stock of PSINet's UK subsidiary, PSINet UK Limited, by the Company, and up to US$41.1 million cash, by the Chatterjee Investor Group, are to be made from time to time in exchange for equity interests in the Joint Venture, which will be adjusted at the times of such contributions. Under certain circumstances, the Chatterjee Investor Group has the right to exchange its interest in the Joint Venture for shares of the Company's common stock. The Company and Chatterjee have entered into a registration rights agreement with respect to such shares.

    It also is contemplated that the Company and the Joint Venture will enter into agreements whereby the Company will, among other things, license certain intellectual property to the Joint Venture and provide operational support and assistance to the Joint Venture. The Company and Chatterjee are in the process of negotiating and preparing definitive documents for these aspects of the transaction.





























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                                     PSINET INC.
                                       FORM 8-K

                                     SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PSINet INC.



Dated:   October 25, 1996         By: /S/ DAVID N. KUNKEL
                                     ------------------------------------------
                                         David N. Kunkel
                                         Senior Vice President, General Counsel
                                         and Secretary



































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